SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2020

SYNTHETIC BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9605 Medical Center Drive, Suite 270

Rockville, MD 20850

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (301) 417-4364

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SYN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing.

As previously disclosed, on November 25, 2019, Synthetic Biologics, Inc. (the “Company”) received notification (the “November 2019 Deficiency Letter”) from the NYSE American LLC (the “NYSE American”) that it was not in compliance with certain NYSE American continued listing standards relating to stockholders’ equity as of September 30, 2019. Specifically, the Deficiency Letter stated that the Company is not in compliance with Section 1003(a)(iii) (requiring stockholders’ equity of $6.0 million or more if it has reported losses from continuing operations and/or net losses in its five most recent fiscal years). The November 2019 Deficiency Letter noted that the Company had a stockholders’ equity of $4,930,000 as of September 30, 2019, and had reported net losses in its five most recent fiscal years. The Company was required to submit a plan to the NYSE American by December 26, 2019 advising of actions it has taken or will take to regain compliance with the continued listing standards by November 25, 2020.  On February 7, 2020, the Company received notice from the NYSE American that it had accepted the Company’s plan (the “Plan”) and granted a Plan period through November 25, 2020.

On July 30, 2020, the Company received another notification (the “July Deficiency Letter”) from the NYSE American stating that in addition to not being in compliance with the continued listing standard set forth in Section 1003(a)(iii) relating to stockholders’ equity as of September 30, 2019, the Company is also now not in compliance with the continued listing standards set forth in Section 1003(a)(i) (requiring stockholders’ equity of $2.0 million or more if it has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years) and Section 1003(a)(ii) (requiring stockholders’ equity of $4.0 million or more if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years), since it reported a stockholders’ deficit of ($4.0) million as of March 31, 2020 and losses from continuing operations and/or net losses in its five most recent fiscal years ended December 31, 2019. As a result, the Company is now subject to the procedures and requirements set forth in Section 1009 of the Company Guide. The July Deficiency Letter also noted that the Company remains subject to the conditions set forth in the November 2019 Deficiency Letter for the initial equity noncompliance and therefore, if the Company is not in compliance with all standards by November 25, 2020 or does not make progress consistent with the Plan during the Plan period, the exchange may initiate delisting proceedings as appropriate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2020

SYNTHETIC BIOLOGICS, INC.

By:	/s/ Steven A. Shallcross
	Name:	Steven A. Shallcross
	Title:	Chief Executive Officer and Chief Financial Officer